EXHIBIT 99.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the accompanying Form 10-K of Sunrise Telecom Incorporated for the year ended December 31, 2002 (the “Report”), I, Paul Ker-Chin Chang, President and Chief Executive Officer of Sunrise Telecom Incorporated, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Sunrise Telecom Incorporated.

Date: March 14, 2003

/s/ PAUL KER-CHIN CHANG
Paul Ker-Chin Chang President and Chief Executive Officer (Principal Executive Officer)